Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 5, 2017, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

~ Posts EPS of $1.09 ~

~ Manufacturing gross margin of 22% ~

~ Reaffirms FY 2017 guidance ~

~ At 9:00 a.m. EDT, Greenbrier will announce large expansion of an international commercial relationship ~

Lake Oswego, Oregon, April 5, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its second fiscal quarter ended February 28, 2017.

Second Quarter Highlights

●	Net earnings attributable to Greenbrier for the quarter were $34.5 million, or $1.09 per diluted share, on revenue of $566.3 million.

●	Adjusted EBITDA for the quarter was $94.5 million, or 16.7% of revenue.

●	Strong balance sheet reflects over $900 million of total liquidity including issuance of $275 million of 2.875% convertible notes.

●	Cash provided by operating activities totaled $52.9 million for the quarter.

●	Diversified orders for 700 new railcars were received during this quarter, valued at approximately $50 million, or an average price of approximately $71,000 per railcar. Orders for 1,000 new railcars were received after quarter end.

●	New railcar backlog as of February 28, 2017 was 22,600 units with an estimated value of $2.44 billion (average unit sale price of $108,000).

●	New railcar deliveries totaled 3,900 units for the quarter.

●	Produced 100,000th intermodal double stack railcar at Gunderson facility in Portland, Oregon.

●	Marine backlog as of February 28, 2017 was approximately $86 million.

●	Board declared a 5% increase in the quarterly dividend to $0.22 per share, payable on May 9, 2017 to shareholders of record as of April 18, 2017.

William A. Furman, Chairman and CEO, said, “We are focused on our two-part strategy to protect and enhance core North American businesses during this time of market inconstancy while we also expand internationally in targeted regions that offer promising growth opportunities for rail transportation. Our substantial advances on both prongs of this strategy resulted in a strong quarter, including a healthy aggregate gross margin of 21%. Our current backlog and production rates remain

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Greenbrier Reports Second Quarter Results . . . (Cont.)	Page 2

a key positive for Greenbrier. We are encouraged by the upward trend in rail traffic, order activity in our current quarter, and earnings contribution from our activities in international markets. Midway through a solid fiscal year, we are reaffirming our guidance for the full year.

Furman concluded, “We are making positive progress on our international investments. After quarter close, we received anti-trust approval on our Brazilian investments and expect to close during our fiscal third quarter. Our planned European expansion, Greenbrier-Astra Rail, also received anti-trust approval from two of three jurisdictions and we expect the transaction to close soon after the final anti-trust approval is received from the Polish government. With the completion of these transactions, Greenbrier will further extend its global reach and enhance our ability to serve customers in markets that span four continents. We are pleased to see our global investments yield positive results and are encouraged by the future prospects for our international growth strategy.”

At 9:00 a.m. EDT, Greenbrier will announce an important expansion of an existing multi-year commercial relationship with an international customer. This announcement will be issued to coordinate with an announcement from our customer whose publicly held stock is listed on an international exchange.

Business Outlook

For fiscal 2017, based on current business trends, production schedules, and excluding the expected benefits of Greenbrier-Astra Rail and our increased Brazil ownership stake, Greenbrier believes:

●	Deliveries will be approximately 14,000 – 16,000 units

●	Revenue will be $2.0 – $2.4 billion

●	Diluted EPS will be in the range of $3.25 to $3.75, excluding $0.17 per share of new convertible note interest expense

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Second Quarter Results . . . (Cont.)	Page 3

Financial Summary

	Q2 FY17	Q1 FY17	Sequential Comparison – Main Drivers
Revenue	$566.3M	$552.3M	Up 2.5% primarily due to higher wheel volumes and externally sourced railcar syndications
Gross margin	21.0%	20.4%	Up 60 bps due to product mix shifts
Selling and administrative expense	$39.5M	$41.2M	Down 4.1% due to decreased legal costs related to litigation and timing of employee-related costs
Gain on disposition of equipment	$2.1M	$1.1M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$94.5M	$85.7M	Higher operating margin
Interest and foreign exchange	$5.7M	$1.7M	Prior period included foreign exchange gain
Effective tax rate	32.8%	28.7%	Foreign discrete items; expected annual rate of 30%
Loss from unconsolidated affiliates	($2.0M)	($2.6M)	Continued challenging after-markets operating environment in North America
Net earnings attributable to noncontrolling interest	$14.5M	$23.0M	Change driven primarily by timing of deliveries from our GIMSA JV
Net earnings attributable to Greenbrier	$34.5M	$25.0M
Diluted EPS	$1.09	$0.79
Segment Summary
	Q2 FY17	Q1 FY17	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$445.5M	$454.0M	Reflects lower deliveries offset by beneficial international mix
Gross margin	22.2%	21.5%	Up 70 bps reflecting product mix shifts and continued strong operating performance
Operating margin (1)	19.2%	18.4%
Deliveries	3,900	4,000
Wheels & Parts
Revenue	$82.7M	$69.6M	Up 18.8% primarily attributable to higher wheel volumes
Gross margin	8.7%	6.7%	Up 200 bps due to efficiencies of higher volumes
Operating margin (1)	6.7%	4.2%
Leasing & Services
Revenue	$38.1M	$28.6M	Reflects increased externally sourced railcar syndications
Gross margin	33.8%	37.1%	Down 330 bps due to higher volume of externally sourced railcar syndications, which typically have lower margins
Operating margin (1) (2)	26.0%	25.8%
Lease fleet utilization	93.8%	94.2%

(1) See supplemental segment information on page 11 for additional information.

(2) Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Second Quarter Results . . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2017 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

●	April 5, 2017

●	8:00 a.m. Pacific Daylight Time

●	Phone: 1-630-395-0143, Password: “Greenbrier”

●	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe. We also build and market marine barges in North America. We manufacture freight railcars and rail castings in Brazil through a strategic partnership. Through our European manufacturing operations, we recently began delivery of U.S.-designed tank cars to Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination to be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of 8,000 railcars and performs management services for over 266,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future

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Greenbrier Reports Second Quarter Results . . . (Cont.)	Page 5

acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2016, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe Adjusted EBITDA assists investors in understanding our underlying core operating performance and improves the period to period comparability. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 28, 2017	November 30, 2016	August 31, 2016	May 31, 2016	February 29, 2016
Assets
Cash and cash equivalents	$545,752	$233,790	$222,679	$214,440	$283,541
Restricted cash	8,696	8,642	24,279	8,669	8,877
Accounts receivable, net	295,844	237,037	232,517	213,510	228,072
Inventories	381,439	402,064	365,805	458,068	421,243
Leased railcars for syndication	98,398	102,686	144,932	136,812	179,975
Equipment on operating leases, net	298,269	305,586	306,266	232,791	235,171
Property, plant and equipment, net	325,325	327,170	329,990	318,010	310,019
Investment in unconsolidated affiliates	90,762	93,330	98,682	89,297	86,850
Intangibles and other assets, net	68,228	63,780	67,359	68,648	70,709
Goodwill	43,265	43,265	43,265	43,265	43,265

	$2,155,978	$1,817,350	$1,835,774	$1,783,510	$1,867,722

Liabilities and Equity
Revolving notes	$—	$—	$—	$—	$75,000
Accounts payable and accrued liabilities	372,321	345,776	369,754	370,652	401,010
Deferred income taxes	65,589	54,123	51,619	50,390	55,204
Deferred revenue	85,441	85,358	95,721	68,158	84,362
Notes payable, net	532,596	300,331	301,853	304,434	319,952

Total equity - Greenbrier	942,084	880,725	874,311	840,086	800,940
Noncontrolling interest	157,947	151,037	142,516	149,790	131,254

Total equity	1,100,031	1,031,762	1,016,827	989,876	932,194

	$2,155,978	$1,817,350	$1,835,774	$1,783,510	$1,867,722

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Revenue
Manufacturing	$445,504	$454,531	$899,537	$1,153,192
Wheels & Parts	82,714	90,458	152,349	169,187
Leasing & Services	38,064	124,090	66,710	149,089

	566,282	669,079	1,118,596	1,471,468

Cost of revenue
Manufacturing	346,653	361,827	703,208	894,860
Wheels & Parts	75,497	81,388	140,475	154,390
Leasing & Services	25,207	105,973	43,237	117,562

	447,357	549,188	886,920	1,166,812

Margin	118,925	119,891	231,676	304,656
Selling and administrative expense	39,495	38,244	80,708	74,793
Net gain on disposition of equipment	(2,090)	(10,746)	(3,212)	(11,015)

Earnings from operations	81,520	92,393	154,180	240,878

Other costs
Interest and foreign exchange	5,673	1,417	7,397	6,853

Earnings before income tax and earnings (loss) from unconsolidated affiliates	75,847	90,976	146,783	234,025
Income tax expense	(24,858)	(25,734)	(45,244)	(70,453)

Earnings before earnings (loss) from unconsolidated affiliates	50,989	65,242	101,539	163,572
Earnings (loss) from unconsolidated affiliates	(1,988)	974	(4,572)	1,357

Net earnings	49,001	66,216	96,967	164,929
Net earnings attributable to noncontrolling interest	(14,465)	(21,348)	(37,469)	(50,628)

Net earnings attributable to Greenbrier	$34,536	$44,868	$59,498	$114,301

Basic earnings per common share:	$1.19	$1.54	$2.04	$3.91

Diluted earnings per common share:	$1.09	$1.41	$1.88	$3.55

Weighted average common shares:
Basic	29,130	29,098	29,113	29,244
Diluted	32,427	32,360	32,423	32,542

Dividends declared per common share	$0.21	$0.20	$0.42	$0.40

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	February 28, 2017	February 29, 2016
Cash flows from operating activities:
Net earnings	$96,967	$164,929
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	2,272	(5,287)
Depreciation and amortization	30,580	27,842
Net gain on disposition of equipment	(3,212)	(11,015)
Accretion of debt discount	330	—
Stock based compensation expense	10,854	10,740
Noncontrolling interest adjustments	(3,255)	2,815
Other	548	491
Decrease (increase) in assets:
Accounts receivable, net	(67,271)	(30,356)
Inventories	(17,673)	21,922
Leased railcars for syndication	37,903	(15,391)
Other	5,550	(3,717)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(1,263)	(55,448)
Deferred revenue	(10,468)	41,790

Net cash provided by operating activities	81,862	149,315

Cash flows from investing activities:
Proceeds from sales of assets	19,898	80,541
Capital expenditures	(21,194)	(27,974)
Decrease (increase) in restricted cash	15,583	(8)
Investment in and advances to unconsolidated affiliates	(550)	(5,140)
Other	550	2,640

Net cash provided by investing activities	14,287	50,059

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	—	26,000
Repayments of revolving notes with maturities longer than 90 days	—	(1,888)
Proceeds from issuance of notes payable	275,000	—
Repayments of notes payable	(3,719)	(3,730)
Debt issuance costs	(9,450)	(4,149)
Repurchase of stock	—	(33,246)
Dividends	(12,138)	(11,575)
Cash distribution to joint venture partner	(19,486)	(53,543)
Excess tax benefit (deficiency) from restricted stock awards	(2,453)	2,786
Other	—	(6)

Net cash provided by (used in) financing activities	227,754	(79,351)

Effect of exchange rate changes	(830)	(9,412)
Increase in cash and cash equivalents	323,073	110,611
Cash and cash equivalents
Beginning of period	222,679	172,930

End of period	$545,752	$283,541

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Total
Revenue
Manufacturing	$454,033	$445,504	$899,537
Wheels & Parts	69,635	82,714	152,349
Leasing & Services	28,646	38,064	66,710

	552,314	566,282	1,118,596
Cost of revenue
Manufacturing	356,555	346,653	703,208
Wheels & Parts	64,978	75,497	140,475
Leasing & Services	18,030	25,207	43,237

	439,563	447,357	886,920
Margin	112,751	118,925	231,676
Selling and administrative expense	41,213	39,495	80,708
Net gain on disposition of equipment	(1,122)	(2,090)	(3,212)

Earnings from operations	72,660	81,520	154,180
Other costs
Interest and foreign exchange	1,724	5,673	7,397

Earnings before income tax and loss from unconsolidated affiliates	70,936	75,847	146,783
Income tax expense	(20,386)	(24,858)	(45,244)

Earnings before loss from unconsolidated affiliates	50,550	50,989	101,539
Loss from unconsolidated affiliates	(2,584)	(1,988)	(4,572)

Net earnings	47,966	49,001	96,967

Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	(37,469)

Net earnings attributable to Greenbrier	$24,962	$34,536	$59,498

Basic earnings per common share (1)	$0.86	$1.19	$2.04
Diluted earnings per common share (1)	$0.79	$1.09	$1.88

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2024 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$698,661	$454,531	$458,494	$484,645	$2,096,331
Wheels & Parts	78,729	90,458	78,417	74,791	322,395
Leasing & Services	24,999	124,090	75,955	35,754	260,798

	802,389	669,079	612,866	595,190	2,679,524
Cost of revenue
Manufacturing	533,033	361,827	352,775	382,919	1,630,554
Wheels & Parts	73,002	81,388	69,818	69,543	293,751
Leasing & Services	11,589	105,973	63,175	23,045	203,782

	617,624	549,188	485,768	475,507	2,128,087
Margin	184,765	119,891	127,098	119,683	551,437
Selling and administrative expense	36,549	38,244	43,280	40,608	158,681
Net gain on disposition of equipment	(269)	(10,746)	(311)	(4,470)	(15,796)

Earnings from operations	148,485	92,393	84,129	83,545	408,552
Other costs
Interest and foreign exchange	5,436	1,417	3,712	2,937	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	143,049	90,976	80,417	80,608	395,050
Income tax expense	(44,719)	(25,734)	(22,449)	(19,420)	(112,322)

Earnings before earnings (loss) from unconsolidated affiliates	98,330	65,242	57,968	61,188	282,728
Earnings (loss) from unconsolidated affiliates	383	974	1,564	(825)	2,096

Net earnings	98,713	66,216	59,532	60,363	284,824
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(26,803)	(101,611)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$33,560	$183,213

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$1.15	$6.28
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$1.06	$5.73

(1) Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 28, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$445,504	$—	$445,504	$85,369	$—	$85,369
Wheels & Parts	82,714	7,233	89,947	5,569	512	6,081
Leasing & Services	38,064	2,112	40,176	9,889	1,924	11,813
Eliminations	—	(9,345)	(9,345)	—	(2,436)	(2,436)
Corporate	—	—	—	(19,307)	—	(19,307)

	$566,282	$—	$566,282	$81,520	$—	$81,520

Three months ended November 30, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$454,033	$—	$454,033	$83,341	$—	$83,341
Wheels & Parts	69,635	7,201	76,836	2,894	612	3,506
Leasing & Services	28,646	5,334	33,980	7,390	5,250	12,640
Eliminations	—	(12,535)	(12,535)	—	(5,862)	(5,862)
Corporate	—	—	—	(20,965)	—	(20,965)

	$552,314	$—	$552,314	$72,660	$—	$72,660

	Total assets
	February 28, 2017	November 30, 2016
Manufacturing	$724,209	$729,361
Wheels & Parts	280,207	279,971
Leasing & Services	505,897	471,957
Unallocated	645,665	336,061

	$2,155,978	$1,817,350

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	February 28, 2017	November 30, 2016
Revenue	$64,200	$70,300
Loss from operations	$(6,900)	$(4,600)
Total assets	$227,200	$238,300

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 28, 2017	November 30, 2016
Net earnings	$49,001	$47,966
Interest and foreign exchange	5,673	1,724
Income tax expense	24,858	20,386
Depreciation and amortization	14,985	15,595

Adjusted EBITDA	$94,517	$85,671

Three Months Ended
February 28, 2017
Backlog Activity (units)
Beginning backlog	25,800
Orders received	700
Production held as Leased railcars for syndication	(550)
Production sold directly to third parties	(3,350)

Ending backlog	22,600

Delivery Information (units)
Production sold directly to third parties	3,350
Sales of Leased railcars for syndication	550

Total deliveries	3,900

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	February 28, 2017	November 30, 2016
Weighted average basic common shares outstanding (1)	29,130	29,097
Dilutive effect of convertible notes (2)	3,287	3,258
Dilutive effect of performance awards (3)	10	57

Weighted average diluted common shares outstanding	32,427	32,412

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes was included as they were considered dilutive under the “if converted” method as further discussed below.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of using the treasury stock method, associated with shares underlying the 2024 Convertible notes and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	February 28, 2017	November 30, 2016
Net earnings attributable to Greenbrier	$34,536	$24,962
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$35,269	$25,695

Weighted average diluted common shares outstanding	32,427	32,412

Diluted earnings per share	$1.09	$0.79

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